Exhibit 99.1

FOR RELEASE:	NEW HARTFORD, NY, September 30, 2020
CONTACT:	Christopher R. Byrnes (315) 743-8376 chris_byrnes@partech.com, www.partech.com

PAR Technology Announces Pricing of Public Offering of Common Stock

New Hartford, NY - September 30, 2020--PAR Technology Corporation (NYSE: PAR), a leading global provider of point of sale (POS) software, hardware and integrated technical solutions to the restaurant and retail industries, today announced the pricing of an underwritten public offering of 3,350,000 shares of its common stock at a price to the public of $38.00 per share, for total gross proceeds of $127.3 million, before deducting underwriting discounts and commissions and expenses payable by PAR Technology. All of the shares to be sold in the offering are being offered by PAR Technology. In addition, PAR Technology has granted Jefferies LLC, the underwriter of the offering, a 30-day option to purchase up to an additional 502,500 shares of common stock at the public offering price, less underwriting discounts and commissions. The offering is expected to close on or about October 5, 2020, subject to satisfaction of customary closing conditions.

PAR Technology expects to use the net proceeds from this offering for working capital and general corporate purposes, and may also use a portion of the proceeds to acquire or invest in other assets complementary to its business.

Jefferies is acting as sole manager for the offering.

The shares are being offered by PAR Technology pursuant to an automatically effective shelf registration statement that was filed with the Securities and Exchange Commission (“SEC”) on September 30, 2020.

The offering is being made only by means of a prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering has been filed with the SEC and may be obtained for free by visiting the SEC’s website at www.sec.gov. A final prospectus supplement relating to the offering will be filed with the SEC. When available, copies of the final prospectus supplement and the accompanying prospectus may also be obtained by contacting: Jefferies LLC, Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022; by phone at (877) 821-7388; or by e-mail at Prospectus_Department@Jefferies.com.

This press release shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About PAR Technology Corporation
PAR Technology Corporation, through its wholly owned subsidiary ParTech, Inc., is a customer success-driven, global restaurant and retail technology company with over 100,000 restaurants in more than 110 countries using its point of sale hardware and software. ParTech’s Brink POS® integration ecosystem enables quick service, fast casual, table service, and cloud restaurants to improve their operational efficiency by combining its cloud-based POS software with the world’s leading restaurant technology platforms.  PAR Technology’s Government segment is a leader in providing computer-based system design, engineering and technical services to the Department of Defense and various federal agencies.

Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature, but rather are predictive of PAR Technology’s future operations, financial condition, business strategies and prospects. These statements include, but are not limited to, statements relating to PAR Technology’s public offering. Forward-looking statements are generally identified by words such as “anticipate,” “believe,” “belief,” “continue,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “should,” “will,” “would,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to a variety of risks and uncertainties, many of which are beyond PAR Technology’s control, which could cause PAR Technology’s  actual results to differ materially from those expressed in or implied by forward-looking statements contained in this press release. Factors that could cause PAR Technology’s actual results to differ materially from those expressed in or implied by forward-looking statements contained in this press release include the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, and other factors described in the “Risk Factors” section of the preliminary prospectus supplement relating to the proposed offering to be filed with the SEC and the factors described in PAR Technology’s most recent Annual Report on Form 10-K, as updated by its most recent Quarterly Report on Form 10-Q, and its other filings with the SEC.  PAR Technology does not undertake, and expressly disclaims any duty, to update any statement made in this press release, whether as a result of new information, new developments or otherwise, except to the extent that disclosure may be required under applicable securities law.

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